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                                                                    EXHIBIT 23.1


                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


Cross Timbers Oil Company
Fort Worth, Texas

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Cross Timbers Oil Company ("Company") on Form S-8 of our report dated March 12, 1999, included in the Company's Form 10-K for the year ended December 31, 1998 and in the Trust's prospectus, dated April 8, 1999, our report dated June 4, 1999, included in the Cross Timbers Oil Company Employees' 401(k) Plan Form 11-K for the year ended December 31, 1998, our report dated February 15, 1999, included in the Company's Form 8-K/A Amendment No. 2 dated April 24, 1998 and in the Trust's prospectus, dated April 8, 1999, and our reports dated February 11, 1998, February 18, 1999, and March 15, 1999 included in the Trust's prospectus dated April 8, 1999, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



ARTHUR ANDERSEN LLP
Fort Worth, Texas
June 29, 1999